Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement, dated as of June 10, 2025 (the “Effective Date”), is entered into by and between ZIMMER FINANCIAL SERVICES GROUP LLC, a Delaware limited liability company (hereinafter referred to as “Zimmer”), and ATEGRITY SPECIALTY HOLDINGS LLC, a Delaware limited liability company (hereinafter referred to as “Ategrity”). Zimmer and Ategrity shall hereinafter be collectively referred to as the “Parties” and each of them as a “Party.”

RECITALS

A.           WHEREAS, Zimmer is the controlling shareholder of Ategrity and desires to support Ategrity in its continued growth.

B.            WHEREAS, Zimmer has offered to provide Ategrity and its subsidiaries with general assistance and expertise, as well as the specific services set forth in this Services Agreement (the “Services”).

C.            WHEREAS, Ategrity accepts the provision of such Services from Zimmer.

D.           WHEREAS, Ategrity acknowledges that Zimmer may provide such services through its subsidiaries and affiliated entities as it deems appropriate.

E.            WHEREAS, the Parties desire to define the terms and conditions under which the Services may be rendered to Ategrity according to its needs and to fix the remuneration of the Services on a reasonable basis.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements in this Services Agreement, the Parties hereby agree as follows:

Article 1
Services

Zimmer may provide to Ategrity and its subsidiaries, at Ategrity’s request, with the Services in various fields as further detailed below, for the sole use and benefit of Ategrity:

1.            Human Resources. Zimmer may provide customary human resources services, including, but not limited to, payroll administration and compliance, benefits and compensation planning, hiring and onboarding, and employee resources regarding worker’s compensation, salary, benefits, and personnel disputes.

2.            Tax. Zimmer may provide, and may coordinate with third party vendors to provide, customary tax compliance services within the United States and Bermuda, including, but not limited to, tax compliance, audits and tax planning activities, providing advice related to corporate and investment tax matters, coordinating payments with the Internal Revenue Services and related to tax sharing agreements and investments.

3.            Legal and Corporate Secretary. Zimmer may provide legal services related to governance and legal matters, including, but not limited to, providing advice to Ategrity’s management and board of directors and providing assistance with respect to executive compensation, securities law, and other legal matters, as well as Zimmer personnel providing services as corporate secretary to Ategrity.

4.            Transaction Advisory. Zimmer may provide financial, modeling, and accounting support for strategic or lending opportunities.

5.            Information Technology. Zimmer may provide, and may coordinate with third party vendors to provide, services to develop, implement, operate, and support Ategrity’s information technology requirements.

6.            Actuarial. Zimmer may provide actuarial services and analyses.

7.            Audit. Zimmer may provide certain internal audit services.

8.            Investment Accounting. Zimmer may provide investment accounting services, including coordinating with administrators and providing reporting on portfolio investments.

9.            Investor Relations. Zimmer may provide investor relations services, including in with respect to public relations and interactions with the investor community.

Zimmer shall perform (or cause to be performed) the Services (i) in a professional manner, (ii) with the same degree of care as it exercises in performing their own functions of a like or similar nature, and (iii) in a timely manner in accordance with the provisions of this Services Agreement and consistent with historical practice (except to the extent otherwise provided herein).

Article 2
SERVICES MANAGER; secondments

Each Party will each appoint a single “Services Manager” for each Service. The initial Services Manager will serve as the primary point of contact for the other Party for matters related to such Service. Either Party may replace any of its Services Managers with an individual of comparable qualifications and experience by notifying the other Party of such new appointment.

Any Party may propose a secondment of employees of Zimmer or its affiliates to Ategrity for a designated purpose related to Services. Any proposal for secondment must include the designated purpose and scope of each secondment position, including duties, responsibilities, and deliverables; duration of the secondment; number of secondees and minimum expertise, qualifications, and experience required; work location and position within Ategrity’s organization of each secondee; and estimated costs of the secondment.

Ategrity shall consider the expertise and experience of each such nominee in light of the expertise and experience required for the approved and authorized secondment position, shall determine the acceptability of any nominee for any secondee position, and shall select or reject any nominee. Although each secondee shall report to and be directed by Ategrity, each secondee shall remain at all times the employee of Zimmer or an affiliate thereof. Either Party may withdraw or suspend any position identified for secondment at any time and may terminate a secondment with or without cause. The cost payable by Ategrity with respect to such secondee shall be mutually agreed by the Parties in advance of such secondment.

Article 3
FACILITIeS SERVICES

Zimmer agrees to make available to Ategrity a designated space and access to certain shared space within its principal place of business at 9 West 57th Street, 33rd Floor New York, New York 10019 (the “Designated Premises”) for use by the personnel of Ategrity, which shall include the following:

1.            access to and right to use the Designated Premises;

2.            provision of office furnishings and office supplies, and access to and right to use such office furnishings and office supplies;

3.            access to and right to use building mailroom facilities and services;

4.            provision of and right to use all utilities at the Designated Premises, including, but not limited to, water, gas, and electricity, as applicable; and

5.            provision of and right to use internet services at the Zimmer Premises.

Article 4
COMPENSATION FOR THE SERVICES; PAYMENT

In consideration of the Services provided by Zimmer to Ategrity, Ategrity shall pay Zimmer a fee (the “Fees”) equal to Zimmer’s total costs (total direct and indirect costs) in providing the Services hereunder plus 5.0% of those total costs. The allocation of cost between the Parties shall be determined as among the Parties by reference to reasonable metrics, in each case as listed on Schedule A attached to this Services Agreement.

Zimmer shall provide Ategrity with an invoice on a quarterly basis in an amount consistent with the Fees as described in Article 3 and Schedule A attached, and all amounts invoiced will be payable within 90 days of the invoice date.

Article 5
EXPENSES

Ategrity shall reimburse Zimmer for its allocable share of any reasonable and documented out-of-pocket expenses that are actually incurred by Zimmer in the course of performing the Services under this Services Agreement. Expenses shall be re-invoiced at cost unless otherwise provided herein.

Article 6
TERM AND TERMINATION

Term.  The term of this Services Agreement shall be for a period of five years, effective as of the Effective Date, and will automatically renew for two-year periods thereafter unless any Party provides the other Party with 90 days’ written notice before expiration of its intention not to renew.

Termination for Material Breach. If either Party is in material breach of this Services Agreement, the other Party may terminate this Services Agreement, at the end of a written 30-day notice and cure period if the breach has not been cured.

Notwithstanding the foregoing, this Services Agreement shall be automatically terminated and without prior notice by any Party, if Zimmer ceases to be an affiliate of Ategrity unless Zimmer provides prior written notice waiving such automatic termination.

Article 7
ENTIRE AGREEMENT

This Services Agreement memorializes and supersedes any prior oral or written agreements among the Parties regarding the matters described herein.

Article 8
Amendments and Waivers

No provision of this Services Agreement, including the schedules hereto, may be amended except by an agreement in writing signed by both Parties.

Any term or provision of this Services Agreement may be waived, or the time for its performance may be extended, by the Party or the Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Services Agreement if, as to any Party, it is executed by a writing signed by an authorized representative of such Party. Waiver by any Party of any default by the other Party of any provision of this Services Agreement shall not be construed to be a waiver by the waiving Party of any subsequent or other default, nor shall it in any way affect the validity of this Services Agreement or prejudice the rights of the other Party, thereafter, to enforce each and every such provision. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Article 9
CONFIDENTIALITY and Data Protection

Confidential Information. “Confidential Information” means non-public information disclosed orally or in writing by a Party or its affiliate (“Discloser”) to the other Party or its affiliate (“Recipient”) about (without limitation) its business, employees, finances, customers, operations, products, technology, plans, or pricing, that is designated as confidential or reasonably should be considered confidential given the nature of the information and the circumstances of its disclosure.

Protection of Confidential Information. Recipient will use the same degree of care that it uses to protect the confidentiality of its own information of a like nature, but in no event less than reasonable care, (a) not to use Discloser’s Confidential Information for a purpose inconsistent with the activities contemplated under this Services Agreement, and (b) to limit access to Discloser’s Confidential Information to those of Recipient’s and its affiliates’ employees, directors, contractors, advisors and auditors who need such access for activities contemplated under this Services Agreement and who are legally or contractually bound to protect the Confidential Information as provided in this Article 9. Confidential Information excludes information that: (i) is or becomes generally known to the public without breach of a duty owed to Discloser, (ii) was known to Recipient before its disclosure hereunder without breach of a duty owed to Discloser, (iii) is received from a third party without breach of a duty owed to Discloser, or (iv) is independently developed by Recipient without use of Discloser’s Confidential Information.

Requests for Confidential Information. If Recipient receives a government or other third-party request for Discloser’s Confidential Information, Recipient will direct the requestor to, and promptly notify, Discloser if legally permitted to do so. Recipient will comply with such a third-party request only if so required by law; in such an event, Recipient will seek to limit the disclosure to that Confidential Information which Recipient is legally required to disclose.

Data Privacy. Each Party shall at all times protect Personal Data received under this Agreement in accordance with applicable law. “Personal Data” means any information relating to (i) an identified or identifiable natural person and, (ii) an identified or identifiable legal entity (where such information is protected similarly to personal data or personally identifiable information under applicable law).

Data Breach. If a Recipient becomes aware of an unauthorized access to or disclosure, loss or alteration of Discloser’s Confidential Information, Recipient will promptly notify Discloser, seek to mitigate the breach, and preserve forensic evidence, and provide information to Discloser about the nature and scope of the breach.

Article 10
INDEPENDENT CONTRACTOR

In performing the Services hereunder, Zimmer shall operate as, and has the status of, an independent contractor. No Party’s employees shall be considered employees or agents of the other Party, nor shall the employees of either Party be eligible or entitled to any benefits, perquisites, or privileges given or extended to any of the other Party’s employees. Nothing contained in this Services Agreement shall be deemed or construed to create a joint venture or partnership between the Parties. Nothing in this Services Agreement shall be deemed to create an employment relationship between Ategrity and the employees and/or agents of Zimmer or its affiliates who perform the Services pursuant to this Services Agreement, or make Zimmer and Ategrity joint employers thereof. Zimmer shall have the sole responsibility for the day-to-day control and supervision of the individuals it employs in connection with this Services Agreement (subject to the terms of any secondment). Zimmer retains any and all liability with respect to the actions, activities and conduct of such individuals in full (including any employment- related claims, litigation or other assertions of liability or responsibility).

Article 11
INTELLECTUAL PROPERTY

Except as otherwise agreed by the Parties in writing, each Party and its affiliates shall each remain the exclusive owner of all right, title and interest throughout the world in and to all their respective intellectual property rights, whether provided to one another in the performance or receipt of the Services, or in any other context given the relationships of the Parties under this Services Agreement. Nothing in this Services Agreement shall be deemed to grant to any party hereto by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any technology, inventions, work processes, hardware, software or any other tangible or intangible assets owned, controlled or licensed a party. No Party shall have any rights or licenses with respect to any software, hardware or facility of another party solely by virtue of this Services Agreement. All rights and licenses not expressly granted in this Services Agreement are expressly reserved by the relevant party.

Article 12
Privilege; Conflicts of Interest

It is understood that the attorneys providing legal services pursuant to this Services Agreement have been retained by Ategrity for the express purpose of providing legal advice to Ategrity and that their communication with Ategrity will be subject to the attorney-client privilege to the extent permitted by law and by applicable ethical requirements.

The Parties agree that to the extent a conflict of interest arises for any attorney providing legal services pursuant to this Services Agreement, the attorney will evaluate and consider mitigating steps to address such conflict consistent with the principles and obligations of professional responsibility, which may include such attorney disclosing such conflict to the relevant officers and director of Ategrity, and if required, determining to recuse him or herself from any particular matter that presents a conflict of interest.

Article 13
COMPLIANCE WITH LAWS

In the performance of its duties and obligations under this Services Agreement, each Party shall comply with all applicable laws. The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the performance of the Services.

Article 14
APPLICABLE LAW- DISPUTES

This Services Agreement shall be governed by the internal laws of the State of New York without regard to its conflicts or choice of law rules, as applicable.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SERVICES AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SERVICES AGREEMENT. EACH PARTY TO THIS SERVICES AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SERVICES AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Article 14.

Article 15
Limitation of Liability

Notwithstanding anything to the contrary contained in this SERVICES agreement, WITH THE EXCEPTION OF CLAIMS ARISING FROM A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT or FRAUD, (A) NEITHER PARTY, NOR ITS AFFILIATES, CONTRACTORS, SUPPLIERS OR AGENTS, SHALL HAVE ANY LIABILITY HEREUNDER FOR ANY PUNITIVE, INCIDENTAL, CONSEQUENTiAL, SPECIAL OR INDIRECT DAMAGES, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE Or A PARTY WAS NOTIFIED IN ADVANCE OF the POSSIBILITY OF SUCH DAMAGES, AND (B) THE AGGREGATE LIABILITY OF A SERVICE PROVIDER FOR DAMAGES HEREUNDER IN CONNECTION WITH ITS PERFORMANCE OF (OR ITS FAILURE TO PERFORM) ITS OBLIGATIONS HEREUNDER SHALL NOT EXCEED the amount paid for the services under this services agreement OVER THE PRIOR YEAR. FOR PURPOSES OF THIS SERVICES AGREEMENT, “FRAUD” MEANS actual and intentional common law fraud under NEW YORK law; provided that the term “Fraud” shall exclude fraud or claims based on constructive knowledge, equitable fraud, constructive fraud, promissory fraud, reckless or negligent misrepresentation or omission and other theories.

Article 16
SEVERABILITY

In the event that any provision of this Services Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Services Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the Parties hereto. The Parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Services Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Article 17

SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES

This Services Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Services Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed), and any attempt to assign any rights or obligations arising under this Services Agreement without such consent shall be void ab initio and without force or effect, provided that any assumption of this Services Agreement as part of the chapter 11 bankruptcy case of any Party shall not be considered an assignment for purposes of this Article 17.

This Services Agreement is for the sole benefit of the Parties and their respective affiliates and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Services Agreement.

Article 18

Notices

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient, (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

Article 19
COUNTERPARTS

This Services Agreement may be executed in any number of counterparts that may be necessary. All counterparts will constitute the Services Agreement. Any provision hereof requiring written consent, confirmation, or other similar communication may be satisfied through electronic communication, including the use of electronic signatures for execution of this Services Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Services Agreement to be executed on the date first above written.

Zimmer Financial Services Group LLC

By:	/s/ Stuart J. Zimmer
	Name:	Stuart J. Zimmer
	Title:	Chief Executive Officer

Ategrity Specialty Holdings LLC

By:	/s/ Justin Cohen
	Name:	Justin Cohen
	Title:	Chief Executive Officer

Omitted Schedule

Schedule A to this exhibit, which is described under Article 4 above, has been omitted pursuant to Item 601(a)(5) of Regulation S-K because it does not contain information material to an investment or voting decision and that information is not otherwise disclosed in this exhibit or the disclosure document. The registrant will furnish supplementally a copy of Schedule A to the Securities and Exchange Commission or its staff upon request.

Schedule A

[Summary of Fees and allocation methodology]